UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 29, 2011

BARNES & NOBLE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12302	06-1196501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, NY		10011
(Address of Principal Executive Offices)		(Zip Code)

(212) 633-3300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 29, 2011, Barnes & Noble, Inc. (the “Company”) entered into an amendment and restatement of its existing credit agreement (the “Current Credit Agreement”) with Bank of America, N.A., as administrative agent, collateral agent and swing line lender, and other lenders (the “Amended and Restated Credit Agreement”). The Company’s press release announcing the entry into the Amended and Restated Credit Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Amended and Restated Credit Agreement is substantially the same as the Current Credit Agreement in terms of commitment amount and collateral, although the commitment has been bifurcated into a $915,000,000 Tranche A and an $85,000,000 “first-in, last-out” Tranche A-1, subject to separate borrowing base restrictions for each Tranche. In addition, the Company has the option to request up to $300 million in increased commitments subject to certain restrictions. The term of the Amended and Restated Credit Agreement has been extended to April 29, 2016 (as compared to the September 29, 2013 maturity of the Current Credit Agreement) and, based on anticipated usage, the Amended and Restated Credit Agreement is expected to provide the Company with lower interest costs and greater financial flexibility as compared to the Current Credit Agreement.

The Company and certain of its subsidiaries will continue to be permitted to borrow under the Amended and Restated Credit Agreement. The obligations under the Amended and Restated Credit Agreement will be secured by substantially all of the inventory, accounts receivable, securities, cash and cash equivalents and certain other collateral of the borrowers and guarantors party to the Amended and Restated Credit Agreement (collectively, the “Loan Parties”), but excluding the equity interests in the Company and its subsidiaries, intellectual property, equipment and certain other property. The borrowers will continue to have the option to grant a security interest in certain real property in the future and thereby expand the borrowing base under the Amended and Restated Credit Agreement.

Interest under the Amended and Restated Credit Agreement will accrue, at the election of the Company, at Base Rate or LIBO Rate, plus, in each case, an Applicable Margin, which is determined by reference to the level of borrowing availability of each Tranche under the Amended and Restated Credit Agreement, with the Applicable Margin for LIBO Rate Tranche A loans ranging from 2.25% to 2.75% and Tranche A-1 loans ranging from 3.75% to 4.25% and the Applicable Margin for Base Rate Tranche A loans ranging from 1.25% to 1.75% and Tranche A-1 loans ranging from 2.75% to 3.25%. Based on the Company’s anticipated utilization, the revised rate structure under the Amended and Restated Credit Agreement is expected to result in a lower blended interest rate than under the Current Credit Agreement.

Commitment fees ranging from 0.375% to 0.50% (determined by reference to the level of usage of each Tranche) are also payable on unused commitments. Letter of credit fees are payable on the maximum daily amount to be drawn under a letter of credit at a rate equal to the Applicable Margin for LIBO Rate Loans ranging from 2.25% to 2.75%. These rates are no greater than those imposed under the Current Credit Agreement and, based on the Company’s anticipated utilization, the fees will be lower than those currently charged.

The Amended and Restated Credit Agreement contains financial and operating covenants that, on the whole, are less burdensome and restrictive than those under the Current Credit Agreement. The Loan Parties will be required to maintain excess borrowing availability under the Amended and Restated Credit Agreement in an amount greater than $50 million or 10% of the Loan Cap (as defined in the Amended and Restated Credit Agreement), whichever is greater. The Amended and Restated Credit Agreement contains customary events of default.

The foregoing description of the Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Amended and Restated Credit Agreement, filed herewith.[1]
99.1	Press Release, filed herewith.

Forward-Looking Statements

The Company is including the following statement for the express purpose of availing itself of the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to forward-looking statements:

This Form 8-K contains “forward-looking statements” relating to the anticipated effect of the Amended and Restated Credit Agreement, including the anticipated costs to be incurred under it compared to those experienced under the Current Credit Agreement, the increased borrowing capacity under the Amended and Restated Credit Agreement and the increased financial flexibility under the Amended and Restated Credit agreement compared to those under the Current Credit Agreement. These forward-looking statements are based on currently available information and represent the beliefs of the management of the Company. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in forward-looking statements. These risks include, but are not limited to, the Company’s future financing needs differing from those currently anticipated resulting in utilization of the Amended and Restated Credit Agreement that differs from the Company’s projections as to the amount or nature of borrowings thereunder, the availability of collateral utilized to calculate the Company’s borrowing base differing from that currently anticipated, the Amended and Restated Credit Agreement remaining outstanding for a term that differs from its contractual term and the Company’s ability to avoid defaults under the Amended and Restated Credit Agreement. These risks could arise from, among other things, the general economic environment and consumer spending patterns, decreased consumer demand for the Company’s products, low growth or declining sales and net income due to various factors, possible disruptions in the Company’s computer systems, telephone systems or supply chain, possible risks associated with data privacy, information security and intellectual property, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, potential effects of a bankruptcy filing by one of the Company’s largest competitors and actions taken by that competitor during bankruptcy, including store closures, sales of inventory at discounted prices and elimination of liabilities, higher-than-anticipated store closing or relocation costs, higher interest rates, the performance of the Company’s online, digital and other initiatives, the performance and successful integration of acquired businesses, the success of the Company’s strategic investments, unanticipated increases in merchandise, component or occupancy costs, unanticipated adverse litigation results or effects, product and component shortages, the outcome of the Company’s evaluation of strategic alternatives, including a possible sale of the Company, as announced on August 3, 2010, and other factors which may be outside of the Company’s control, including those factors discussed in detail in Item 1A, “Risk Factors,” in the Company’s Form 10-K for the fiscal year ended May 1, 2010 and the Company’s Form 10-Q for the quarterly period ended January 29, 2011, and in the Company’s other filings made hereafter from time to time with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this Form 8-K.

[1]	Pursuant to a request for confidential treatment, portions of this Exhibit have been redacted from the publicly filed document and have been furnished separately to the Securities and Exchange Commission as required by Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNES & NOBLE, INC.

(Registrant)

By:	/s/ Joseph J. Lombardi
Joseph J. Lombardi
Chief Financial Officer

Date: April 29, 2011

Barnes & Noble, Inc.

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended and Restated Credit Agreement, filed herewith.[2]
99.1	Press Release, filed herewith.

[2]

Pursuant to a request for confidential treatment, portions of this Exhibit have been redacted from the publicly filed document and have been furnished separately to the Securities and Exchange Commission as required by Rule 24b-2 under the Securities Exchange Act of 1934, as amended.